Exhibit 15


May 14, 1998



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954,
No. 2-89680, No. 33-01771, No. 33-02980, No. 33-28721, No. 33-33552,
No. 33-36422, No. 33-48629, No. 33-62124, No. 33-65008, No. 33-53801,
No. 333-12683 and No. 333-41779; Form S-3 No. 2-89469, No. 33-43268,
No. 33-50997, No. 333-32525, No. 333-45445 and No. 333-47085) of American
Express Company of our report dated May 14, 1998 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three-month period ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                  /s/ Ernst & Young LLP

New York, New York